UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2009

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                             Entry into a Material Definitive Agreement.

Senior Debt Restructuring

Effective January 30, 2009, ARTISTdirect, Inc. (the “Company”) entered into a First Amendment to Note and Warrant Purchase Agreement dated as of December 31, 2008 (the “Senior Amendment”) with the holders of the Company’s senior secured debt (the “Senior Note Holders”).  Pursuant to the Senior Amendment, the Senior Note Holders agreed to extinguish all obligations by the Company under the Note and Warrant Purchase Agreement, dated July 28, 2005, and other documents entered into in connection with the senior secured debt transaction (the “Senior Debt Restructuring”), upon completion of the following: (1) $3,500,000 cash payment to the Senior Note Holders; (2) issuance of new subordinated notes, in the aggregate principal amount of $1,000,000, to the Senior Note Holders (the “New Notes”); (3) issuance of 9,000,000 restricted shares of the Company’s common stock to the Senior Note Holders, which are subject to a lock-up period of 12 months; and (4) the conversion of all of the previously issued Subordinated Notes.

The New Notes are unsecured and bear interest at 6.0% per annum, beginning January 30, 2009. The principal and the interest accrued thereon are payable on the maturity date, January 30, 2014, and are subordinated to the senior indebtedness of the Company.

Additionally, in connection with the Senior Debt Restructuring, Trilogy Capital Partners, Inc. agreed to deliver to the Company for cancellation a warrant to purchase up to 433,333 shares of the Company’s capital stock at an exercise price of $2.00 per share.  Fifty percent of such warrant was beneficially owned by Dimitri Villard, the Company’s Chief Executive Officer, who had acquired such warrants as part of the acquisition of 6,190,000 shares from Trilogy Capital Partners, Inc., which occurred on January 15, 2009.

Conversion of Subordinated Notes

In connection with the Senior Debt Restructuring, effective January 30, 2009, the Company entered into a Second Amendment to the Convertible Subordinated Note with holders of the Subordinated Notes representing no less than the majority of the current outstanding aggregate principal amount to provide for the immediate conversion of the Subordinated Notes (the “Subordinated Amendment”). The Subordinated Amendment also provides for the extinguishment of all obligations of the Company under the Subordinated Notes and related documents, including the Registration Rights Agreement among the Company and the holders.  Such obligations included the outstanding principal amount and accrued and unpaid interest on the Subordinated Notes, accrued and unpaid late charges and amounts owed under the Registration Rights Agreement.

Financing by Factoring Accounts Receivables

On January 30, 2009, the Company’s two wholly-owned subsidiaries, ARTISTdirect Internet Group, Inc. (“ADIG”) and MediaDefender, Inc. (“MD”) each entered into an Accounts Receivable Purchase & Security Agreement (the “A/R Agreement”) with Pacific Business Capital Corporation (“PBCC”), pursuant to which ADIG and MD agreed to sell and PBCC agreed to purchase qualified accounts receivable on a recourse basis. On January 30, 2009, PBCC purchased an aggregate of approximately $1,600,000 of unpaid receivables to be acquired by PBCC pursuant to the A/R Agreement, subject to a maximum aggregate amount of $3,000,000. The A/R Agreement is effective for twelve-months and automatically renews for successive 12-month periods unless terminated by written notice by either party 30 days prior to such successive period.

As collateral for the financing, PBCC received a first priority interest in all existing and future assets of the Company, ADIG and MD, tangible and intangible, including but not limited to, cash and cash equivalents, accounts receivable, inventories, other current assets, furniture, fixtures and equipment and intellectual property. In addition to the foregoing, the Company, ADIG and MD entered into cross guarantees of their respective obligations under the A/R Agreement.

Documents

Copies of the form of A/R Agreement, the form of the New Notes, the Senior Amendment and the Subordinated Amendment are filed as exhibits to this Current Report on Form 8-K.  The summary of these agreements set forth above is qualified by reference to such exhibits. The description of the Note and Warrant Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.5 to that certain 8-K filed with the Securities and Exchange Commission by the Company on August 3, 2005, and is incorporated herein by reference.

Closing

The transactions described in this Item 1.01 were consummated on January 30, 2009.

ITEM 1.02                             Termination of a Material Definitive Agreement.

The obligations to the Senior Note Holders and the holders of the Subordinated Notes were terminated on January 30, 2009, as disclosed in Item 1.01.

ITEM 2.03                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Refer to Item 1.01 above regarding the terms of the A/R Agreement and New Notes, which is incorporated herein by this reference.

ITEM 3.02                             Unregistered Sales of Equity Securities.

On January 30, 2009 the Company issued to the Senior Note Holders in exchange for the extinguishment of its obligations under the Note and Warrant Purchase Agreement 9,000,000 restricted shares of Common Stock, subject to a lock-up period of 12 months. In connection with the Senior Debt Restructuring, the Company cancelled the outstanding warrants issued to the holders of the Subordinated Notes and converted the Subordinated Notes based on a conversion price equal to $1.00 per share. A total of 36,732,492 restricted shares of Common Stock were issued to the holders of the then existing Subordinated Notes, some of which are subject to a lock-up period of 12 months.

The issuances of the shares above were exempt from registration under the Securities Act of 1933, pursuant of Section 4(2) of that Act as transactions not involving a public offering.  The Company did not use any general solicitation or general advertising in connection with these sales.  Each issuee of the aforementioned shares that was party to either the Senior Amendment or Subordinated Amendment represented that he or she was acquiring the shares for investment purposes only and the Company placed appropriate restrictions on transfer on the shares issued.

ITEM 5.01                             Changes in Control of Registrant

As a result of the Senior Debt Restructuring and the conversion of the Subordinated Note on January 30, 2009, the Senior Note Holders and the holders of the Subordinated Notes together own approximately 85.7% of the Company’s outstanding shares of common stock (the Senior Note Holders hold approximately 19.5% and the holders of the Subordinated Notes hold approximately 66.2%), based on the number of outstanding shares as reported in the Company’s Form 10-Q for the quarter ended September 30, 2008 and the 45,732,492 shares of common stock issued on January 30, 2009 in connection with the transactions described in Item 1.01, which is incorporated herein by this reference.

ITEM 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective February 1, 2009, Dimitri Villard, the Chairman of the Board of Directors, was appointed to serve as the Company’s Chief Executive Officer. Prior to that date, Mr. Villard was the Company’s interim Chief Executive Officer.

Pursuant to a 3-year employment agreement, effective February 1, 2009, Mr. Villard will receive base compensation equal to $25,000 per month.  Mr. Villard will also be entitled to participate in the Company’s stock compensation plan that may exist from time to time and will receive a bonus based on the Company’s EBITDA if the Company’s EBITDA exceeds a certain threshold amount as determined by the Company’s Compensation Committee for such fiscal year.

ITEM 8.01                             Other Events.

On February 4, 2009, the Company issued a press release with respect to the transactions and matters described in this Form 8-K.

ITEM 9.01                             Financial Statements and Exhibits.

(d)                                 Exhibits

4.1                                 Second Amendment to Subordinated Convertible Subordinated Note, dated as of December 31, 2008, by and among ARTISTdirect, Inc., DKR Soundshore Oasis Holding Fund Ltd., Trilogy Capital Partners, Inc., Michael Rapp, Broadband Capital Management, LLC, Philip Wagenheim, Karl Brenza, Jeffrey Meshel and Cliff Chapman.

4.2                                 Form of Subordinated Note, dated as of January 30, 2009, issued to each of the Senior Lenders.

10.1                           First Amendment to Note and Warrant Purchase Agreement, dated as of December 31, 2008, by and among ARTISTdirect, Inc., U.S. Bank National Association, JMB Capital Partners, L.P., JMG Capital Partners, L.P., CCM Master Qualified Fund, Ltd., JMG Triton Offshore Fund, Ltd., and with respect to Section 3 only, Trilogy Capital Partners, Inc.

10.2                           Form of Accounts Receivable Purchase & Security Agreement with Pacific Business Capital Corporation, dated as of January 27, 2009.

99.1                           Press Release issued on February 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	February 4, 2009	By:	/s/DIMITRI VILLARD
		Name:	Dimitri Villard
		Title:	Chief Executive Officer